EXHIBIT 10.11


July 26, 2001


Mr. Blake Harbaugh
3851 Rutgers Lane
Northbrook, IL 60062

Re:  CHANGE OF STATUS AND SEPARATION AGREEMENT

Dear Blake:

This letter, upon your signature, will constitute the entire agreement ("Agreement") between you and Grubb & Ellis Company ("G&E"), and all of its respective subsidiaries, divisions, affiliates, and related entities (collectively, the "Company") regarding the transition of your employment status, duties and responsibilities and the termination of your employment with the Company.

1. You have decided it would be in the best interests of you and your family not to move to New York and to return to Pittsburgh, Pennsylvania.

2.     a)     You have  resigned  as Chief  Financial  Officer  of G&E and as an officer and director of all subsidiaries of G&E effective June 18,
              2001 ("Transition  Date"). On and after the Transition Date, until
              December 31, 2001,  or earlier upon 30 days written  notice by you to the Company (your "Termination Date"), you shall have the title
              Senior Vice  President,  Strategy and  Operations of G&E, and will report to the Chief  Financial  Officer of G&E ("CFO") or to other persons  as  directed  by the CFO  from  time to  time.  From  the
              Transition Date through July 31, 2001 you shall complete a finance and accounting transition.  From August 1 through your Termination
              Date,  you  shall  work  in  the  Company's   Northbrook,   IL  or
              Pittsburgh, Pennsylvania office on various strategic projects and business initiatives as directed by the CFO from time to time.

       b) From the Transition Date until July 31, 2001, you shall continue to receive your current base salary of Fourteen Thousand Five Hundred Eighty-Three and 33/100 Dollars ($14,583.33) per month, payable semi-monthly; from August 1, 2001 until your Termination Date, you shall receive a base salary of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) per month, payable semi-monthly, in each case less withholding taxes and customary payroll deductions.

       c) You agree to resign as an officer and employee of the Company on your Termination Date, and the Company hereby accepts such resignations. If the Company and you shall mutually agree in writing, your Termination Date would be extended.

3.     a)     The  Company  has  adopted  the  Executive   Incentive  Bonus  and
              Severance  Plan  effective  June 1, 2000 (the "Bonus and Severance
              Plan"). Pursuant to the Bonus and Severance Plan, after the Effective Date (see Section 15 below), you will receive the following:

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              (i)    One month  following your  Termination  Date, a lump sum in
                     cash  equal  to  Fifty-Five   Thousand  Dollars   ($55,000)
                     representing your calendar year 2001 bonus; and

              (ii) After your Termination Date, cash payments of Sixteen Thousand Six Hundred Sixty-Six and 67/100 Dollars ($16,666.67) per month, for twelve months, payable semi-monthly, or an aggregate total of Two Hundred Thousand Dollars ($200,000), representing one year's base salary; and

              (iii) After your Termination Date, Twenty-Eight Thousand Seven Hundred Dollars ($28,700) representing the annual equivalent of your Company benefits for healthcare, dental, vision, life insurance, disability coverages, and perquisites for the twelve month period after the Termination Date, which has been grossed up to cover your income taxes, payable over a period of twelve (12) months, semi-monthly;

                     all of the above to be reduced by withholding taxes and customary payroll deductions.

       b) In addition, after the Effective Date, on July 31, 2001 you will be paid your accrued but unused vacation time pay through July 31, 2001 in the amount of Eight Thousand Four Hundred Thirty-Two and No/100 Dollars ($8,432.00), less withholding taxes and customary payroll deductions. You will cease accruing vacation time after July 31, 2001. You will be permitted two weeks off with pay to move from Northbrook, Illinois to Pittsburgh, Pennsylvania.

4.     a)     Upon the Effective Date you will no longer be an Executive Officer of the  Company  and will  thereafter  no longer be  covered by or eligible to receive any  compensation or benefits  pursuant to the
              Executive Change of Control Plan,  adopted by the Company Board of
              Directors  on May 10,  1999,  as  amended  (the "CIC  Plan").  The
              Company   represents  that  no  event  has  taken  place  (and  no
              discussions have commenced with any third party) to date that could trigger a Change of Control as defined in the CIC Plan between the Effective Date of this Agreement and six months following your Termination Date.

       b) In consideration of an extension of your Termination Date to December 31, 2001 and your acceptance of this Agreement, and provided you have fulfilled your other obligations set forth in this Agreement, after the Effective Date the Company shall provide you with the following benefits:

              i) up to Ten Thousand Dollars ($10,000) of outplacement benefits from the company of your choice, upon receipt by the Company of bills for same by June 30, 2002; and

              ii) live voicemail, network access and cellular phone through your Termination Date; and

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              iii)   you may keep your portable computer after the Company shall have deleted therefrom, confidential Company software and information; and

              iv) payment of moving expenses of up to Fifteen Thousand Dollars ($15,000) upon providing us sufficient documentation and vendor invoices for same by December 31, 2001.

5. Except as specifically provided in this Agreement, you hereby abrogate and repudiate any and all claims you have under the Bonus and Severance Plan, the CIC Plan, the acknowledgment agreements executed by you in respect of said plans, any and all other written or oral agreements between you and the Company regarding the terms of your employment and any and all compensation to be paid to you by the Company.

6. After your Termination Date, you will no longer be covered by or eligible for any benefits under any Company employee benefit plans in which you currently participate. After your Termination Date, you will receive by separate cover information regarding your rights to health insurance continuation (COBRA) and any 401(k) PLUS plan benefits. To the extent that you have such rights, nothing in this Agreement will impair those rights.

7.     (a)    In exchange for the compensation to be provided to you herein,  to which  you are not  otherwise  entitled  except  pursuant  to this
              Agreement,  you  agree to and  hereby do waive  and  release,  and promise  never  to  assert,  any  claims  of any  kind  or  nature whatsoever,  in  law or  equity,  known  or  unknown,  direct  and indirect,  that you have against the Company,  and its  respective
              predecessors,   subsidiaries,   affiliates,   associates,  owners,
              divisions, representatives, related entities, officers, directors, shareholders,  agents, partners,  insurers, employee benefit plans
              (and  their  trustees,   administrators  and  other  fiduciaries),
              attorneys,    employees,    heirs,    successors,    and   assigns
              (collectively, the "Released Parties"), arising from or related to your employment, the transition of your employment, and the termination of your employment with the Company.

              The claims that you are waiving, releasing and promising not to assert include, but are not limited to, claims arising under federal, state and local statutory and common law, such as the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Civil Rights Act of 1866, as amended, the common law of contract and tort, and any other laws and regulations relating to employment, or employment discrimination and/or the payment of wages or benefits.

       (b) In consideration of the foregoing and the execution of the Agreement by you, the Company and the Released Parties hereby waive and release and promise never to assert any claims of any kind or nature whatsoever, in law or equity, known or unknown, direct or indirect that the Company (and/or any of the Released Parties) might have against you (and including, without limitation, your partners, associates, agents, representatives, related entities and/or affiliates, contractors and/or your attorneys).

8.     (a)    You  understand  and agree that the claims  that you are  waiving, releasing and promising never to assert include claims that you now know or have reason to know exist, as well

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              as  those  that you do not  presently  have  any  reason  to know, believe or suspect that you have,  including unknown,  unforeseen,
              unanticipated  and  unsuspected   injuries,   damages,   loss  and
              liability and the consequences thereof. By signing this Agreement you agree that you are expressly waiving any provision of any
              state,   federal  or  local  statute,   and  common-law  doctrine,
              providing, in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist, by the person making the release, when s/he is making the release.

       (b) The Company (and the Released Parties) agree and understand that the claims that they are waiving, releasing and promising never to assert include claims that they now know or have reason to know exist, as well as those that they do not presently have any reason to know, believe or suspect that they may have, including unknown, unforeseen, unanticipated and unsuspected injuries, damages, loss and liability and the consequences thereof. By signing the Agreement the Company (on behalf of itself and the Released Parties) agrees that the Company (and the Released Parties) are expressly waiving any provision of any state, federal or local statute, and common law doctrine, providing in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist by the party making the release, when it/they are making the release.

9. You agree that you will not voluntarily, and without compulsion of legal process, assist or encourage others to assert claims or to commence or maintain litigation against the Released Parties. You also agree not to take any action or make any statement which disparages or is intended to disparage the Released Parties or their reputations.

10. You agree to return to the Company, by your Termination Date, any and all information and materials, whether in paper, magnetic, electronic or other form, that you have about the Company's practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services. You will promptly execute any and all notices of resignation from any Company position as requested by the General Counsel. You will take no further action to bind or obligate the Company. You will immediately turn in your corporate American Express card.

11. You agree that you will not, unless required by law or otherwise permitted by express written permission from or request by the Company, disclose to anyone any information regarding the following:

       a. Any non-public information regarding the Company, including its practices, procedures, trade secrets, finances, client lists, or marketing of the Company's services.

       b. The terms of this Agreement, except that you may disclose this information to members of your immediate family and to your attorney, accountant or other professional advisor(s) to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must, and any breach of this obligation of confidentiality by such family member or professional advisor(s) shall be deemed to be a breach by you. If required to disclose the terms of this Agreement by law, you shall provide the Company with sufficient notice prior to any such disclosure, including the


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              basis for the legal requirement to disclose,  to allow the Company to seek a protective order preventing the disclosure.

12. You agree that, commencing on the Effective Date, and thereafter for a period of six months after your Termination Date, you shall not, directly or indirectly, on behalf of yourself or any other person or entity solicit for employment any then current executive, employee or independent contractor of the Company, or request or induce any then current executive, employee or independent contractor of the Company to leave the employ of, or association with, the Company.

13. Except as required by law or administrative agency or stock exchange rules, the Company will keep the terms of this Agreement confidential. It is expected that the Company will file this Agreement as an exhibit to its SEC filings.

14. In the event that you breach any of your obligations under this Agreement or as otherwise imposed by the law, the Company will be entitled to recover the benefits paid under the Agreement and to obtain all other relief provided by law and equity. This Agreement will be governed by the law of the State of Illinois without regard to principles of conflicts of laws thereof.

15. To accept the Agreement, please date and sign this Agreement and return it, either by personal delivery or by mail, to GRUBB & ELLIS COMPANY, c/o Robert J. Walner, General Counsel, 2215 Sanders Road, Suite 400, Northbrook, IL 60062. An extra original for your records is enclosed.

       A.     YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

       B. YOU HAVE UP TO 21 DAYS FROM THE DATE YOU RECEIVE THIS AGREEMENT TO ACCEPT THE TERMS OF THIS AGREEMENT, ALTHOUGH YOU MAY ACCEPT IT AT ANY TIME WITHIN THOSE 21 DAYS.

       C. ONCE YOU ACCEPT THIS AGREEMENT, YOU WILL HAVE SEVEN (7) DAYS AFTER SIGNING TO REVOKE YOUR ACCEPTANCE. TO REVOKE, YOU MUST SEND, EITHER BY PERSONAL DELIVERY OR BY MAIL, TO THE GENERAL COUNSEL AS INDICATED ABOVE, A WRITTEN STATEMENT OF REVOCATION. IF YOU DO NOT REVOKE, THE EIGHTH DAY AFTER THE DATE OF YOUR ACCEPTANCE WILL BE THE "EFFECTIVE DATE" OF THIS AGREEMENT.

16. Nothing in this Agreement shall constitute an admission of liability or wrongdoing by the Company or by you. This Agreement shall not be binding on the Company unless and until it is signed, in unaltered form, and returned to the Company as provided above.

17. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

18. This Agreement represents the sole and entire agreement between you and the Company regarding the transition and then termination of your services as Chief Financial Officer and Senior Vice


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       President and supersedes any and all previous verbal or written promises, representations, agreements, negotiations and/or discussions, if any, between you and the Company with respect to the subject matters covered herein. This Agreement cannot be terminated or changed except in writing by you and a duly authorized representative of G&E.

19. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, with electronic confirmation; when received, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

       If to you, addressed to:

       Blake Harbaugh
       3851 Rutgers Lane
       Northbrook, IL 60062

       If to Grubb & Ellis Company, addressed to:

       Grubb & Ellis Company
       2215 Sanders Road, 4th Floor
       Northbrook, IL 60062
       Attention:  General Counsel
       Fax: (847) 753-9034

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

20. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument.


                                     GRUBB & ELLIS COMPANY

                                     BY: /s/ BARRY M. BAROVICK
                                         ---------------------------------------
                                             Barry M. Barovick
Dated:  July 26, 2001                        President & Chief Executive Officer


By signing this Agreement, I acknowledge that I have had the opportunity to review it carefully with an attorney of my choice, that I understand the terms of the agreements contained therein, and that I voluntarily agree to them.

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Dated:   July 27, 2001                   /s/ BLAKE HARBAUGH
                                         ---------------------------------------
                                         Blake Harbaugh



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